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                                                                     EXHIBIT 4.1
                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                 -----------------------------------------------

         This First Amendment to Amended and Restated Revolving Credit Agreement (the "Amendment") is made as of June 30, 1998, by and among Developers Diversified Realty Corporation ("Borrower"), The First National Bank of Chicago, individually and as "Administrative Agent," and the "Lenders" shown on the signature pages hereof.

                                 R E C I T A L S
                                 - - - - - - - -

         A. Borrower, Administrative Agent and the Lenders have entered into an Amended and Restated Credit Agreement dated as of February 24, 1998 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings give to them in the Credit Agreement.

         B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $250,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to (i) increase the Aggregate Commitment to $300,000,000; and
(ii) make certain other changes to the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS
                                   ----------

         1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

         2. From and after the date on which this Amendment and the amended and restated Notes described below have been fully executed and delivered (the "Effective Date") certain of the Lenders shall be deemed to have increased their respective Commitments to the amounts shown on Attachment A to this Amendment and the respective Percentages of all the Lenders shall be revised as shown on Attachment A to this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each Lender increasing its Commitment an amended and restated note in the amount of such increased Commitment. The Lenders shall cooperate on the Effective Date to adjust their respective ratable Loans to conform to the new Percentages as described in Section 2.1 hereof.

         3. From and after the Effective Date, the Aggregate Commitment shall equal Three Hundred Million Dollars ($300,000,000).

         4. For purposes of facilitating further increases in the Aggregate Commitment, Section 2.1 of the Credit Agreement entitled, COMMITMENTS: REDUCTION OR INCREASE IN AGGREGATE COMMITMENT, is hereby amended by replacing the amount "$300,000,000" therein with the



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amount "$400,000,000." Similarly Section 8.2 of the Credit Agreement, entitled,
Amendments, is hereby amended by deleting the amount "$300,000,000" appearing in clause (iv) thereof and replacing it with the amount "$400,000,000."

         5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

         6. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

         7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by singing any such counterpart.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                                DEVELOPERS DIVERSIFIED REALTY
                                CORPORATION


                                By: /s/ William H. Schafer
                                    --------------------------------------
                                Print Name: WILLIAM H. SCHAFER
                                            ------------------------------
                                Title: Vice President and CEO
                                       -----------------------------------

                                34555 Chagrin Boulevard
                                Moreland Hills, Ohio  44022-1004
                                Phone:  216/247-4700
                                Facsimile:  216/247-1118
                                Attention:  Scott A. Wolstein


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                                THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Administrative Agent


                                By: /s/ Gregory A. Gilbert
                                    --------------------------------------
                                Print Name: GREGORY A. GILBERT
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                One First National Plaza
                                Chicago, Illinois 60670
                                Phone:  312/732-4000
                                Facsimile:  312/732-1117
                                Attention:  Real Estate Finance Department


                                BANK OF AMERICA NATIONAL TRUST &
                                SAVINGS ASSOCIATION, a national banking
                                association


                                By: /s/ Richard G. Baer, Jr.
                                    --------------------------------------
                                Print Name: RICHARD G. BAER, JR.
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                231 South LaSalle Street, 12-Q
                                Chicago, Illinois 60697
                                Phone:  312/828-5149
                                Facsimile:  312/974-4970
                                Attention:  Richard G. Baer, Jr., Vice President

                                COMMERZBANK AKTIENGESELLSCHAFT


                                By: /s/ Mark Monson
                                    --------------------------------------
                                Print Name: MARK MONSON
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                311 South Wacker Drive, 58th Floor
                                Chicago, Illinois 60606
                                Phone:  312/408-6900
                                Facsimile:  312/435-1485
                                Attention:  Timothy Shortly


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                                FLEET NATIONAL BANK


                                By: /s/ Jane E. McGrath
                                    --------------------------------------
                                Print Name: JANE E. McGRATH
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                75 State Street, MA/B/F11C
                                Boston, Massachusetts 02109-1810
                                Phone:  617/346-2881
                                Facsimile:  617/346-3220
                                Attention:  Thomas Hanold, Vice President


                                UNION BANK OF SWITZERLAND, NEW
                                YORK BRANCH


                                By: /s/ Joseph M. Bassil
                                    --------------------------------------
                                Print Name: JOSEPH M. BASSIL
                                            ------------------------------
                                Title: Director
                                       -----------------------------------

                                299 Park Avenue
                                New York, New York 10171-0026
                                Phone:  212/821-3851
                                Facsimile:  212/821-4138
                                Attention:  Joe Bassil


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                                AMSOUTH BANK


                                By: /s/ Lawrence Clark
                                    --------------------------------------
                                Print Name: LAWRENCE CLARK
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                1900 5th Avenue, North
                                AmSouth South Sonar Tower, 9th Floor
                                Birmingham, Alabama 35288
                                Phone:  205/581-7493
                                Facsimile:  205/326-4075
                                Attention:  Lawrence Clark, Vice President


                                PNC BANK, NATIONAL ASSOCIATION


                                By: /s/ Terri A. Wyder
                                    --------------------------------------
                                Print Name: TERRI A. WYDER
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                One PNC Plaza
                                249 5th Avenue, Mail Stop P1-POPP-19-2
                                Pittsburgh, Pennsylvania 15222-2707
                                Phone:  412/762-9118
                                Facsimile:  412/762-6500
                                Attention:  Dina Muth


                                BANK ONE


                                By: /s/ Samuel T. Russo
                                    --------------------------------------
                                Print Name: SAMUEL T. RUSSO
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                OH2-5491, 3rd Floor
                                Commercial Real Estate
                                600 Superior Avenue
                                Cleveland, Ohio 44114
                                Phone:  216/781-2431
                                Facsimile:  216/781-4567
                                Attention:  Sam Russo


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                                COMERICA BANK


                                By: /s/ Leslie Vogel
                                    --------------------------------------
                                Print Name: LESLIE VOGEL
                                            ------------------------------
                                Title: Account Officer
                                       -----------------------------------

                                500 Woodward Avenue
                                Detroit, Michigan 48226-3256
                                Phone:  313/222-9306
                                Facsimile:  313/222-9295
                                Attention:  David Campbell, Vice President


                                FIRST UNION NATIONAL BANK


                                By: /s/ John A. Schissal
                                    --------------------------------------
                                Print Name: JOHN A. SCHISSAL
                                            ------------------------------
                                Title: Director
                                       -----------------------------------

                                One First Union Center, DC-6
                                Charlotte, North Carolina 28288-0166
                                Phone:  704/383-1967
                                Facsimile:  704/383-6205
                                Attention:  Daniel J. Sullivan


                                MELLON BANK, N.A.


                                By: /s/ James R. Carey
                                    --------------------------------------
                                Print Name: JAMES R. CAREY
                                            ------------------------------
                                Title: Vice President
                                       -----------------------------------

                                One Mellon Bank Center, Suite 2915
                                Pittsburgh, Pennsylvania 15258
                                Phone:  412/234-9625
                                Facsimile:  412/234-8657
                                Attention:  Tom Greulich